united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2023

ATLANTIC COASTAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40158	85-4178663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 St Johns Lane, Floor 5 New York, NY	10013
(Address of principal executive offices)	(Zip Code)

(248) 890-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	ACAHU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	ACAH	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	ACAHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Atlantic Coastal Acquisition Corp. (the “Company”) was unable to file its quarterly report on Form 10-Q for the quarter ended June 30, 2023 (the “Report”) with the Securities and Exchange Commission (the “SEC”) by August 14, 2023, the statutory deadline to file the Report.

On August 17, 2023, the Company received notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with Nasdaq’s continued listing standards (the “Listing Rules”) as set forth in Listing Rule 5250(c)(1) given the Company’s failure to timely file the Report. Consistent with the Listing Rules, the Company has 60 calendar days from the date of the Notice to provide Nasdaq with a specific plan to achieve and sustain compliance with the Listing Rules. The Company expects to file the Report in the coming weeks.

On August 25, 2023, the Company issued a press release (the “August 25th Press Release”) disclosing receipt of the Notice. A copy of the press release is included herewith as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events

On August 18, 2023, the Company filed a Form 8-K and issued a press release announcing that it would redeem all of its outstanding shares of Class A common stock, effective as of August 18, 2023, because the Company would not consummate an initial business combination within the time period required by its Second Amended and Restated Certificate of Incorporation.

As disclosed in the August 25th Press Release, the Company no longer intends to redeem all of its outstanding shares of Class A common stock and is seeking stockholder approval to extend the termination date to consummate a business combination beyond September 8, 2023. The Company filed a preliminary proxy statement on August 22, 2023 and an amendment to such preliminary proxy statement on September 5, 2023 (collectively, the “Preliminary Proxy Statement”) in connection with such extension.

On September 6, 2023, the Company filed a definitive proxy statement (the “Definitive Proxy Statement”) in connection with such extension. On September 6, 2023, the Company issued a press release (the “September 6th Press Release”) highlighting the disclosure in the Definitive Proxy Statement that differs from disclosure in the Preliminary Proxy Statement. A copy of the September 6th Press Release is included herewith as Exhibit 99.2 and incorporated herein by reference.

Finally, the Company hereby confirms (i) that the trustee of the Company’s Trust Account (the “Trust Account”), at the instruction of the Company, liquidated the securities in the Trust Account on March 22, 2023, and (ii) as a result of such liquidation, all funds in the Trust Account are currently held in cash in a bank demand deposit account. The Company plans to disclose this in the Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 25, 2023
99.2	Press Release dated September 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2023

ATLANTIC COASTAL ACQUISITION CORP.

By:	/s/ Shahraab Ahmad
Shahraab Ahmad
Chief Executive Officer